Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES REPORTS JULY SALES

PROJECTS Q2 EPS OF $0.23

HOUSTON, TX, August 6, 2009 - Stage Stores, Inc. (NYSE: SSI) today reported that its total sales for the four week July period ended August 1, 2009 decreased 10.1% to $97 million from $108 million in the prior year four week period ended August 2, 2008. Comparable store sales decreased 11.9% this year versus a decrease of 6.2% last year.

While comparable store sales for all families of business were negative in July, the feminine apparel categories continued to outperform the Company average.  With regard to region of the country, the Mid Atlantic was the Company’s best performing region during the month.  Several regions were negatively impacted by the shift in the timing of a number of state sales tax holidays from July last year to August this year.

For the second quarter, the Company reported that total sales decreased 8.3% to $342 million from $373 million last year.  Comparable store sales for the quarter decreased 10.7% versus a decrease of 1.4% in the prior year period.

SALES SUMMARY

	Comparable Store Sales Trend		Total Sales
	% Increase (Decrease)		($ in Millions)
Fiscal Period	2009	2008	2009	2008
1st Quarter	(9.0)%	(5.4)%	$333	$353
May	(7.2)	0.1	117	123
June	(12.6)	1.2	128	142
July	(11.9)	(6.2)	97	108
2nd Quarter	(10.7)	(1.4)	342	373
Year-To-Date (6 Mos)	(9.9)	(3.4)	675	726

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Stage Stores Reports
July Sales
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Andy Hall, President and Chief Executive Officer, commented, “Our July comparable store sales performance reflects our reduced clearance levels and the shift in the timing of ten state sales tax holidays.”

Mr. Hall continued, “Despite the challenging business environment, we effectively controlled inventories and expenses throughout the quarter.  Based on the strength of our merchandise margins and our strong expense controls, we are projecting EPS for the second quarter of $0.23, which is within our guidance range for the quarter of $0.20 to $0.27.”

The Company plans to report its second quarter results before the market opens on Thursday, August 20, 2009, and will hold a conference call and webcast the same day beginning at 8:30 a.m. Eastern Time.

Store Activity
The Company did not open any new stores during July.  The Company closed a Bealls store in Espanola, NM.  For the second quarter, no new stores were opened and 4 stores were closed.

Looking forward, the Company expects to open 16 to 17 new stores during the second half of the year.  The Company noted that most of these new stores will be opened under the Goody’s name, which the Company acquired through the Goody’s bankruptcy auction.

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 743 stores located in 39 states.  The Company operates its stores under the five names of Bealls, Goody’s, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the number of new stores that the Company expects to open in the second half of the year, as well as comments regarding the Company’s EPS outlook for the second

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Stage Stores Reports
July Sales
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quarter.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 30, 2009, and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

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